Amendment
Dated as of August 1, 2013
to the
Third Amended and Restated Service Agreement
Between
Rydex Variable Trust
and
Rydex Fund Services, LLC (formerly Rydex Fund Services, Inc.)
Dated August 11, 1998
as amended and restated
November 15, 2009,
August 29, 2005 and August 28, 2006

Amendment to the
THIRD AMENDED AND RESTATED SERVICE AGREEMENT
Dated August 11, 1998, as amended and restated November 15, 2004, August 29, 2005, and August 28, 2006
Between
RYDEX VARIABLE TRUST
and
RYDEX FUND SERVICES, LLC

The following amendment is made to the Third Amended and Restated Service Agreement between the Rydex Variable Trust (the “Trust”) and Rydex Fund Services, LLC (successor of Rydex Fund Services, Inc.) (the “Servicer”), dated August 28, 2006, as amended (the “Agreement”), and is hereby incorporated into and made a part of the Agreement:

Effective August 1, 2013, Schedule VI of the Agreement is hereby deleted in its entirety and replaced with the attached new Schedule VI.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf through their duly authorized officers as of the 5th day of June, 2013.

RYDEX VARIABLE TRUST		RYDEX FUND SERVICES, LLC

By:	/s/ Amy J. Lee	By:	Amy J. Lee
	Amy J. Lee, Secretary and VP		Amy J. Lee, Secretary

Schedule VI

COMPENSATION

As consideration for the services provided hereunder, the Trust will pay the Servicer a fee on the last day of each month in which the Agreement is in effect, at the following annual rates based on the average daily net assets (“Assets”) of each of the Trust’s series (a “Fund”) for such month:

Fund	Annual Rate Based on Assets
DWA Funds
DWA Flexible Allocation Fund	0.10%
DWA Sector Rotation Fund	0.10%
Alternatives Funds (Non Tradable)
Global Managed Futures Strategy Fund (formerly, Managed Futures Strategy Fund)	0.10%
Multi-Hedge Strategies Fund	0.10%
U.S. Long Short Momentum	0.10%
Managed Commodities Strategy (formerly, Long/Short Commodities Strategy Fund)	0.10%
Rydex Fixed Income Funds
Government Long Bond 1.2x Strategy Fund	0.20%
High Yield Strategy Fund	0.25%
Inverse High Yield Strategy Fund	0.25%
Inverse Government Long Bond Strategy Fund	0.25%
Rydex Money Market Fund
U.S. Government Money Market Fund	0.20%
Rydex Domestic Equity Funds
Dow 2x Strategy Fund	0.25%
Inverse Dow 2x Strategy Fund	0.25%
NASDAQ-100® Fund	0.25%
NASDAQ-100® 2x Strategy Fund	0.25%
Inverse NASDAQ-100 ® Strategy Fund	0.25%
Inverse NASDAQ-100® 2x Strategy Fund	0.25%
S&P 500® Fund	0.25%
S&P 500® Pure Value Fund	0.25%
S&P 500® Pure Growth Fund	0.25%
S&P 500® 2x Strategy Fund	0.25%
Inverse S&P 500® Strategy Fund	0.25%
Inverse S&P 500® 2x Strategy Fund	0.25%
S&P SmallCap 600® Pure Value Fund	0.25%
S&P SmallCap 600® Pure Growth Fund	0.25%
S&P MidCap 400® Pure Value Fund	0.25%
S&P MidCap 400® Pure Growth Fund	0.25%
Russell 2000® Fund	0.25%
Russell 2000® 1.5x Strategy Fund	0.25%
Russell 2000® 2x Strategy Fund	0.25%
Inverse Russell 2000® Strategy Fund	0.25%

Schedule VI

Fund	Annual Rate Based on Assets
Inverse Russell 2000® 2x Strategy Fund	0.25%
Inverse Mid-Cap Strategy Fund	0.25%
Mid-Cap 1.5x Strategy Fund	0.25%
Nova Fund	0.25%
Rydex International Equity Funds
Europe 1.25x Strategy Fund	0.25%
Japan 2x Strategy Fund	0.25%
Rydex Sector Funds
Banking Fund	0.25%
Basic Materials Fund	0.25%
Biotechnology Fund	0.25%
Consumer Products Fund	0.25%
Electronics Fund	0.25%
Energy Fund	0.25%
Energy Services Fund	0.25%
Financial Services Fund	0.25%
Health Care Fund	0.25%
Internet Fund	0.25%
Leisure Fund	0.25%
Precious Metals Fund	0.25%
Retailing Fund	0.25%
Technology Fund	0.25%
Telecommunications Fund	0.25%
Transportation Fund	0.25%
Utilities Fund	0.25%
Rydex Specialty Funds
Commodities Strategy Fund	0.25%
Real Estate Fund	0.25%
Strengthening Dollar 2x Strategy Fund	0.25%
Weakening Dollar 2x Strategy Fund	0.25%
CLS Funds
Amerigo Fund	0.25%
Clermont Fund	0.25%
Select Allocation Fund	0.25%
Asset Allocation Funds
All Asset Conservative Strategy Fund	0.00%
All Asset Moderate Strategy Fund	0.00%
All Asset Aggressive Strategy Fund	0.00%